AMENDMENT NO. 1 TO SUPPLY AGREEMENT (SUNTECH CONTRACT NO. PUR1-0706092))

This Amendment No. 1 (this “Amendment”) is effective as of August 30, 2007, by and between Hoku Materials, Inc., a Delaware corporation (“HOKU”), and Wuxi Suntech Power Co., Ltd., a People’s Republic of China company (“SUNTECH”). HOKU and SUNTECH are each a “Party” and together the “Parties” to this Amendment No. 1.

RECITALS

Whereas, HOKU and SUNTECH are Parties to that certain Supply Agreement (Suntech Contract No. PUR1-0706092) dated as of June 13, 2007 (the “Supply Agreement”) Whereas, the Parties desire to make certain amendments to the Supply Agreement as hereinafter set forth Whereas, each Party derives a benefit from the amendments set forth herein, Now therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties agree to amend the Supply Agreement as set forth below.

AGREEMENT

1. Definitions. All capitalized terms not otherwise defined are defined in the Supply Agreement.

2. Amendment of Section 5.3.3 of the Supply Agreement. The Parties agree that all references to “Bank of China” are removed from Section 5.3.3 of the Supply Agreement.

3. Amendment of Section 11.5 of the Supply Agreement. Section 11.5 of the Supply Agreement is hereby amended and restated in its entirety to read as follows:

11.5 HOKU has not entered into any additional supply contract with, or made any supply commitment to, any third party (not including the long term supply contract that HOKU and SANYO entered into prior to the Effective Date) where the aggregate of HOKU’s delivery obligations under all of its supply contracts (including those with SUNTECH and SANYO) and such additional supply contract/commitment during any month exceeds the rated monthly production capacity of all Reactors as certified by the manufacturer thereof, except for (A) supply contracts for additional capacity from Facility expansion, including pre-sales of potential Facility expansions, or from increased productivity of the Reactors, and (B) sales on the spot market or long-term contracts for the sale of polysilicon that does not meet the Product Specifications, provided that HOKU has used commercially reasonable efforts to meet the Product Specifications with respect to such polysilicon and that HOKU is not manufacturing polysilicon for the purpose of making such spot market sales or fulfilling such long term contracts.

IN WITNESS WHEREOF, the Parties have executed this Supply Agreement as of the date first set forth above.

SUNTECH:		HOKU:
WUXI SUNTECH POWER CO., LTD.		HOKU MATERIALS, INC.
By:	/s/ Steven Chan	By:	/s/ Dustin Shindo
Name:	Steven Chan	Name:	Dustin Shindo
Title:	VP, Business Development	Title:	Chairman & CEO
Authorized Signatory		Authorized Signatory